Exhibit 10.1

REFINANCING AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 27, 2017 (the “Refinancing Amendment Closing Date”), among Expo Event Midco, Inc., a Delaware corporation (“Holdings”), Emerald Expositions Holding, Inc., a Delaware corporation (the “Initial Borrower”), the Co-Borrowers from time to time party to the Credit Agreement referred to below (the “Co-Borrowers” and, together with the Initial Borrower, each a “Borrower” and, collectively, the “Borrowers”), Bank of America, N.A., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties (in such capacities, the “Administrative Agent”) and as Refinancing Lender (the “Refinancing Lender”), and, for purposes of Section 10 hereof, each Guarantor party hereto.

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of May 22, 2017, among Holdings, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Issuing Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement or the Credit Agreement, as the context may require);

WHEREAS, the Borrowers have requested that, in accordance with Section 2.25 of the Existing Credit Agreement, the Existing Credit Agreement be amended to, among other things (a) refinance in full all Initial Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) with the Refinancing Term Loans (as defined below) and (b) make certain other changes as more fully set forth below;

WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, and pursuant to Section 2.25 thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the Refinancing Term Loans shall have the same terms as the Initial Term Loans, and the Refinancing Term Loans shall be “Term Loans” for all purposes of and under the Credit Agreement;

WHEREAS, to accomplish the foregoing, the Borrowers, the Administrative Agent and the Refinancing Lender are willing to amend the Existing Credit Agreement as set forth herein; and

WHEREAS, the amendments to the Existing Credit Agreement set forth herein are each subject to the satisfaction of the conditions precedent to effectiveness referred to herein and shall become effective as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Refinancing Term Loans.

(a)    Terms. Except as set forth in Section 2 herein, the Refinancing Term Loans shall have the same terms as the Initial Term Loans.

(b)    Certain Agreements and Consents.

(i)    The parties hereto hereby agree that, for all purposes under the Credit Agreement and the other Loan Documents, (A) the Refinancing Term Loans will constitute Loans and Term Loans and (B) the Refinancing Lender will be a Lender and a Term Lender.

(ii)    Each of the Borrowers and the other Loan Parties hereby consents to the provisions of this Section 1, including without limitation Section 1(b)(iii) below.

(iii)    For the purposes of Section 11.6 of the Credit Agreement, the Borrower Representative consents hereby to the assignment by the Refinancing Lender of its Refinancing Term Loans to each assignee that has been disclosed by the Refinancing Lender to, and agreed by, the Borrower Representative on or prior to the Refinancing Amendment Closing Date.

Section 2.    Amendments.

Each of the following amendments, which are made pursuant to Section 11.1 of the Existing Credit Agreement, are necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effectuate the provisions set forth in Section 2.25 of the Existing Credit Agreement.

(a)    Amendment to Schedule 1.1. The Term Commitments table in Schedule 1.1 of the Existing Credit Agreement is hereby amended by deleting the Term Commitments table therein in its entirety and replacing it with the Term Commitments table attached to Annex A hereto.

(b)    Amendments to Section 1.1: Definitions.

(i)    Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Engagement Letter of November 2017”: the engagement letter, dated as of November 27, 2017, among the Joint Lead Arrangers, the Initial Borrower and the other parties thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“First Amendment”: the Refinancing Agreement and First Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2017, by and among the Loan Parties, the Refinancing Lender and the Administrative Agent.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Refinancing Amendment Closing Date”: November 27, 2017, which is the date on which each of the conditions set forth in Section 4 of the First Amendment has been satisfied and the Refinancing Term Loans have been funded by the Refinancing Lender.

“Refinancing Lender”: Bank of America, N.A.

“Refinancing Term Loans”: the loans made pursuant to the First Amendment.

“Refinancing Term Loan Commitments”: as defined in the definition of “Term Commitment.”

(ii)     Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions set forth below in their entirety and replacing them with the following:

“Loan Documents”: this Agreement, the First Amendment, any Intercreditor Agreement, the Notes, the Security Documents, a Refinancing Amendment, if any, an Incremental Amendment, if any, a Co-Borrower Joinder, if any, and a Loan Modification Agreement, if any.

“Term Commitment”: as to any Lender, (i) the obligation of such Lender, if any, to make a Term Loan to any Borrower in a principal amount not to exceed the amount set forth under the heading “Refinancing Term Loan Commitments” opposite such Lender’s name on Schedule 1.1 (its “Refinancing Term Loan Commitments”), (ii) the Incremental Term Commitments, if any, issued after the Refinancing Amendment Closing Date pursuant to Section 2.24 or (iii) Other Term Commitments, if any, issued after the Refinancing Amendment Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.25. The aggregate amount of the Refinancing Term Loan Commitments is $563,587,500.00.

“Term Loan”: an Initial Term Loan, an Other Term Loan or an Incremental Term Loan, as the context requires (and, in each case, including an extension thereof), including for the avoidance of doubt, the Refinancing Term Loans.

(iii)    Section 1.1 of the Existing Credit Agreement is hereby amended by deleting clause (b) of the definition of “Applicable Margin” in its entirety and replacing it with the following:

(b)    any Refinancing Term Loan, (i) initially, 2.75% per annum in the case of Eurodollar Loans and 1.75% per annum in the case of ABR Loans and (ii) from and after the first Business Day immediately following the delivery to the Administrative Agent of a Compliance Certificate (pursuant to Section 6.2(c)), commencing with the first full fiscal quarter of the Initial Borrower ending after the Refinancing Amendment Closing Date, wherein the Total First Lien Net Leverage Ratio is (A) greater than 2.75 to 1.00, 2.75% per annum in the case of Eurodollar Loans and 1.75% per annum in the case of ABR Loans and (B) less than or equal to 2.75 to 1.00, 2.50% per annum in the case of Eurodollar Loans and 1.50% per annum in the case of ABR Loans;

(iv)    Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the reference to “Initial Term Loans” with “Refinancing Term Loans” in the definition of “Repricing Transaction”.

(c)    Amendment to Section 2.1. Section 2.1 of the Existing Credit Agreement is hereby amended by adding at the end thereof the following sentence:

Subject to the terms and conditions hereof and of the First Amendment, the Refinancing Lender agrees to make a single Refinancing Term Loan to the Borrowers on the Refinancing Amendment Closing Date in Dollars and in an amount not to exceed the amount of the Refinancing Term Loan Commitment of such Lender on the Refinancing Amendment Closing Date. To the extent the Refinancing Term Loans shall not have been funded as of such time, the Refinancing Term Loan Commitments shall automatically terminate at 5:00 P.M., New York City time, on the Refinancing Amendment Closing Date.

(d)    [Reserved].

(e)    Amendment to Section 2.10(b). Section 2.10(b) of the Existing Credit Agreement is hereby amended by replacing (i) the reference to “Effective Date” with “Refinancing Amendment Closing Date” and (ii) the references to “Initial Term Loans” with “Refinancing Term Loans”.

(f)    Amendment to Section 2.19. Section 2.19 of the Existing Credit Agreement is hereby amended by adding at the end thereof the following sentence:

(j) For purposes of determining withholding Taxes imposed under FATCA, the Initial Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(g)    Amendment to Section 2.24(a)(viii). Section 2.24(a)(viii) of the Existing Credit Agreement is hereby amended by replacing the references to “Initial Term Loans” with “Refinancing Term Loans”.

(h)    Amendment to Section 4.11. Section 4.11 of the Existing Credit Agreement is hereby amended by replacing it in its entirety with the following:

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, (b) each Plan has been operated and maintained in compliance in all respects with applicable Law, including the applicable provisions of ERISA and the Code, and the governing documents for such Plan, (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, (e) neither the Initial Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA which remains unsatisfied and (f) no such Multiemployer Plan is Insolvent.

(b) As of the Refinancing Amendment Closing Date and throughout the term of this Agreement, at least one of the following is and will be true with respect to the Borrowers:

(i) the Borrowers are not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to the

Borrowers’ entering into and performance of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder, or

(iii) (A) the Borrowers are an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Borrowers to enter into and perform this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder, (C) the entering into and performance of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder, each satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of the Borrowers, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to the Borrowers’ entering into and performance of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and the Borrowers.

(c) In addition, unless sub-clause (i) in the immediately preceding clause (b) is true with respect to the Borrowers or the Borrowers have not provided another representation, warranty and covenant as described in sub-clause (iv) in the immediately preceding clause (b), the Borrowers further represent and warrant, as of the Refinancing Amendment Closing Date and throughout the term of this Agreement, that:

(i) none of the Administrative Agent, any Lender, any Joint Lead Arranger or any Affiliate of the foregoing is a fiduciary with respect to the assets of the Borrowers (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of the Borrowers with respect to the entrance into and performance of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of the Borrowers with respect to the entrance into and performance of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of the Borrowers with respect to the entrance into and performance of this Agreement, any documents related to this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder is a fiduciary under ERISA or the Code, or both, with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the Commitments and each action or obligation hereunder and thereunder, and

(v) no fee or other compensation is being paid directly to the to the Administrative Agent, any Joint Lead Arranger or any Lender or any Affiliates of the foregoing for investment advice (as opposed to other services) in connection with the transactions contemplated hereby or by any Loan Document.

(c) The Administrative Agent, each Joint Lead Arranger and each Lender hereby inform the Borrowers that such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person or an Affiliate has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit or the Commitments, (ii) may recognize a gain if it purchased the Loans, the Letters of Credit or the Commitments for an amount less than the par amount thereof or sells the Loans, the Letters of Credit or the Commitments for an amount in excess of what it paid therefor or extended to the Borrowers hereunder and/or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(i)    Amendment to Section 6.14. Section 6.14 of the Existing Credit Agreement is hereby amended by adding, immediately following the third sentence, the following:

The proceeds of the Refinancing Term Loans made on the Refinancing Amendment Closing Date shall be used solely to refinance the Initial Term Loans outstanding on the Refinancing Amendment Closing Date and to pay costs and expenses in connection therewith.

(j)    Amendment to Section 10. Section 10 of the Existing Credit Agreement is hereby amended by adding at the end thereof the following Section 10.14:

Section 10.14. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i)    none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)    The Administrative Agent and each Joint Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(k)    Amendment to Section 11.12. Section 11.12 of the Existing Credit Agreement is hereby amended by adding after the term “Engagement Letter” the following reference: “, the Engagement Letter of November 2017”.

Section 3.    Representations and Warranties. Each of the Loan Parties (in the case of Holdings, only in respect of itself to the extent set forth in this Section 3) represent and warrant to the Administrative Agent and the Lenders (including the Refinancing Lender) as of the Refinancing Amendment Closing Date that:

(a)    all representations and warranties of the Borrowers and each other Loan Party contained in Section 4 of the Existing Credit Agreement and the Credit Agreement and in any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Refinancing Amendment Closing Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect thereto, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(b)    no Default or Event of Default exists or has occurred and is continuing on and as of the Refinancing Amendment Closing Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to the funding of the Refinancing Term Loans.

Section 4.    Conditions to effectiveness of this Amendment. The obligations of the Refinancing Lender to make the Refinancing Term Loans on the Refinancing Amendment Closing Date shall be subject to the satisfaction of the following conditions precedent:

(i)    Loan Documents. The Administrative Agent shall have received the following:

(1)    Counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrowers, (C) each Guarantor and (D) the Refinancing Lender.

(2)    A Borrowing Request, executed and delivered by the Borrowers with respect to the Refinancing Term Loans to be funded or deemed funded on the Refinancing Amendment Closing Date, duly executed and delivered by the Borrowers, prior to (x) 1:00 P.M., New York City time, on the anticipated Refinancing Amendment Closing Date, in the case of ABR Loans, and (y) 2:00 P.M., New York City time, one Business Day prior to the Refinancing Amendment Closing Date, in the case of Eurodollar Loans.

(ii)    Fees and Expenses. The Refinancing Lender and Bank of America, N.A., in its capacity as lead arranger (the “Repricing Lead Arranger”) (and their respective affiliates), and the Administrative Agent shall have received all fees required to be paid on or prior to the Refinancing Amendment Closing Date. All expenses of the Repricing Lead Arranger (and its affiliates) and the Administrative Agent, for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) to the Initial Borrower at least three (3) Business Days prior to the Refinancing Amendment Closing Date, shall have been paid.

(iii)    Closing Certificate; Certified Certificate of Incorporation or Formation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Refinancing Amendment Closing Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Refinancing Amendment Closing Date (or, in the case of each Subsidiary Guarantor which became a party to the Credit Agreement prior to the Refinancing Amendment Closing Date, a certificate certifying that the Organizational Documents of such Subsidiary Guarantor remain in full force and effect and have not been amended, supplemented or otherwise modified since the date such documents have most recently been delivered to the Administrative Agent) and (ii) a good standing certificate for each Borrower and for each Loan Party organized in the state of Delaware.

(iv)    Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(v)    Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate, which demonstrates that, as of the Refinancing Amendment Closing Date, immediately after the Refinancing Amendment Closing Date and immediately following the funding of the Refinancing Term Loans and after giving effect to the application of the proceeds of the Refinancing Term Loan, Holdings and its Subsidiaries on a consolidated basis, are and will continue to be, Solvent.

(vi)    No Default or Event of Default. At the time of and immediately after the Refinancing Amendment Closing Date and the funding of the Refinancing Term Loans, no Default or Event of Default shall have occurred and be continuing.

(vii)    Representations and Warranties. The representations and warranties set forth in Section 3 of this Amendment shall be true and correct in all material respects on the Refinancing Amendment Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(viii)    Compliance with Section 2.25. The incurrence of the Refinancing Term Loans on the Refinancing Amendment Closing Date shall comply with the requirements of Section 2.25 of the Credit Agreement.

Section 5.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 6.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7.    Waivers Of Jury Trial. EACH OF HOLDINGS, THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE REFINANCING LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.    Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Refinancing Amendment Closing Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, and this Amendment and the Existing Credit Agreement shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document.

Section 10.    Acknowledgement and Affirmation. Each Loan Party party hereto hereby expressly acknowledges that (i) all of its obligations under the Guarantee, the Security Documents and the other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Security Documents is hereby reaffirmed and remains in full force and effect after giving effect to this Amendment, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of principal of, interest on, and premium (if any) on, the Refinancing Term Loans funded on the Refinancing Amendment Closing Date and (iv) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

Section 11.    No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of the pre-existing indebtedness and related agreements, as evidenced by the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EMERALD EXPOSITIONS HOLDING, INC.

By:	/s/ David Gosling
Name:	David Gosling
Title:	Senior Vice President, General Counsel and Secretary

EXPO EVENT MIDCO, INC.

By:	/s/ Amir Motamedi
Name:	Amir Motamedi
Title:	Vice President and Secretary

EMERALD EXPOSITIONS, LLC

By:	/s/ David Gosling
Name:	David Gosling
Title:	Senior Vice President, General Counsel and Secretary

PIZZA GROUP, LLC

By:	/s/ David Gosling
Name:	David Gosling
Title:	Senior Vice President, General Counsel and Secretary

GLM HOLDINGS LLC

By:	/s/ David Gosling
Name:	David Gosling
Title:	Senior Vice President, General Counsel and Secretary

GEORGE LITTLE MANAGEMENT, LLC

By:	/s/ David Gosling
Name:	David Gosling
Title:	Senior Vice President, General Counsel and Secretary

BANK OF AMERICA, N.A., as Administrative Agent and Refinancing Lender

By:	/s/ Sanjay Rihjwani
Name:	Sanjay Rihjwani
Title:	Managing Director

Annex A

SCHEDULE 1.1

COMMITMENTS

Term Commitments

Refinancing Lender	Term Commitment
Bank of America N.A.	$563,587,500.00
Total	$563,587,500.00